UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2005

Hibbett Sporting Goods, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	63-1074067
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)        On April 25, 2005, H. Ray Compton notified the Company that he plans to retire as a director at the expiration of his term on May 31, 2005. He has therefore not been nominated for re-election at the Annual Meeting of Stockholders to be held on such date. A copy of the Company’s related press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

Date: April 29, 2005	/s/ Gary S. Smith
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1	Press Release dated April 29, 2005

EXHIBIT 99.1

[ Hibbett Sporting Goods, Inc. Letterhead ]

Contact:	Gary A. Smith
Vice President &
Chief Financial Officer
(205) 942-4292

HIBBETT SPORTING GOODS ANNOUNCES RAY COMPTON

TO RETIRE FROM BOARD OF DIRECTORS

BIRMINGHAM, Ala. (April 29, 2005) – Hibbett Sporting Goods, Inc. (NASDAQ/NM: HIBB) today announced that H. Ray Compton will not seek re-election to the Company's Board of Directors. His retirement will be effective at the Company's annual meeting of stockholders on May 31, 2005.

Mr. Compton has been a member of the Board of Directors since January 1997 and is currently chairman of the Audit Committee. He will be replaced by Alton E. Yother as chair of the Audit Committee.

Mickey Newsome, Chairman of the Board, President and Chief Executive Officer, stated, "On behalf of a grateful company and Board of Directors, I would like to thank Ray for his many years of service to Hibbett Sporting Goods and its stockholders. Ray's experience as a co-founder and former chief financial officer of Dollar Tree Stores has provided valuable insights as we have successfully executed our growth plans. We wish him well in his retirement."

Hibbett Sporting Goods, Inc. operates sporting goods stores in small to mid-sized markets, predominantly in the Southeast, Mid-Atlantic and Midwest. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

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